EXHIBIT 23.1(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 3, 1993 appearing on pages 20 and S-2 of Tyco International Ltd.'s Annual Report on Form 10-K for the year ended June 30, 1995.


PRICE WATERHOUSE LLP


Boston, Massachusetts
December 8, 1995